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                                                                       Exhibit 8

              [Letterhead Of Orrick, Herrington & Sutcliffe LLP]

                                December 4, 1996



BankAmerica Corporation
555 California Street
San Francisco, CA  94104

Ladies and Gentlemen:

     This opinion is delivered in connection with Amendment No. 1 to the Registration Statement on Form S-3 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Act"), by BankAmerica Corporation, a Delaware corporation ("BankAmerica Corporation"), and BankAmerica Capital I, BankAmerica Capital II, BankAmerica Capital III, BankAmerica Capital IV, BankAmerica Capital V, BankAmerica Capital VI, BankAmerica Capital VII and BankAmerica Capital VIII, each a business trust formed under the Business Trust Act of the State of Delaware (collectively, the "Issuer Trusts" and together with BankAmerica Corporation, the "Registrants"), with the Securities and Exchange Commission (the "Commission") in connection with the registration by the Registrants under the Act, of an aggregate of $1,500,000,000 of (i) Junior Subordinated Deferrable Interest Debentures (the "Junior Subordinated Debentures") and other Debt Securities of BankAmerica Corporation, (ii) Preferred Securities of each of the Issuer Trusts (the "Preferred Securities") and (iii) Guarantees of BankAmerica Corporation of obligations of the Issuer Trusts under the Preferred Securities. In connection therewith, you have requested our opinion with respect to (i) the status of the Issuer Trusts for United States federal income tax purposes and (ii) the accuracy of the discussion included in the two prospectus supplements filed with the Registration Statement (collectively, the "Prospectus Supplements") under the heading "Certain Federal Income Tax Consequences."

     All capitalized terms used herein without definition shall have the same meaning as in the Registration Statement.
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BankAmerica Corporation
December 4, 1996
Page 2

                       FACTS AND ASSUMPTIONS RELIED UPON
                       ---------------------------------

          In rendering the opinions expressed herein, we have examined such documents as we have deemed appropriate, including (but not limited to) the Registration Statement and all exhibits thereto. In our examination of documents, we have assumed, with your consent, that all documents submitted to us are authentic originals, or if submitted as photocopies, that they faithfully reproduce the originals thereof, that all such documents have been or will be duly executed to the extent required, that all representations and statements set forth in such documents are true, correct and complete, and that all obligations imposed by any such documents on the parties thereto are enforceable, and have been or will be performed or satisfied, in accordance with their terms. In addition, we have relied, with your consent, upon the opinion of Richards, Layton & Fingers with respect to the validity of the Issuer Trusts and the Preferred Securities.

                                    OPINIONS
                                    --------

          Based upon and subject to the foregoing, we are pleased to advise that:

          (1) In our opinion, each Issuer Trust will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes, and as a result, each beneficial owner of Preferred Securities will be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures.

          (2) The statements of law or legal conclusion contained in that portion of the Prospectus Supplements under the caption "Certain Federal Income Tax Consequences" accurately set forth our opinions.

                                 *     *     *

          The opinions expressed herein are based upon the Code, Treasury Regulations promulgated thereunder, current administrative positions of the Internal Revenue Service, and existing judicial decisions, any of which could be changed at any time, possibly on a retroactive basis. Any such changes could adversely affect the opinions rendered herein and the tax consequences to the Issuer Trusts and to the holders of the Preferred Securities. Furthermore, an opinion of counsel is not binding on the Internal Revenue Service or the courts, and the
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BankAmerica Corporation
December 4, 1996
Page 3

authorities on which our opinions are based are subject to various interpretations. In addition, our opinions cannot be relied upon if any of the facts contained in the documents that we have examined, including the opinion of Richards, Layton & Finger or if any of the assumptions that we have made, is, or later becomes, inaccurate.

          Finally, our opinion is limited to the matters of federal income tax law specifically addressed thereby, and we have not been asked to address, nor have we addressed, any other tax consequences relating to the formation or operation of the Issuer Trusts or of an investment in the Preferred Securities.

          We hereby consent to the reference to our name and our opinion under the heading "Certain Federal Income Tax Consequences" in each of the Prospectus Supplements and the filing of this opinion as an exhibit to the Registration Statement.
                                 Very truly yours,



                                 ORRICK, HERRINGTON & SUTCLIFFE LLP